UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2020 (February 26, 2020)

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VNDA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On February 26, 2020, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Vanda Pharmaceuticals Inc. (the “Company”) awarded 2019 annual bonuses and approved 2020 annual base salaries and 2020 bonus target amounts for the Company’s named executive officers. Prior to approving the foregoing, the Compensation Committee reviewed an analysis of the Company’s executive compensation compared to the Company’s peer group conducted by Willis Towers Watson, a compensation consultant engaged by the Compensation Committee.

The Compensation Committee awarded bonuses for performance for the twelve-month period ended December 31, 2019, in the amounts set forth opposite the names of the executive officers listed below.

Name	Position	2019 Bonus
Mihael Polymeropoulos, M.D.	President and Chief Executive Officer	$675,000
James P. Kelly(1)	Executive Vice President, Chief Financial Officer and Treasurer	$288,622
Gian Piero Reverberi(2)	Senior Vice President, Chief Commercial Officer	$270,901
Gunther Birznieks	Senior Vice President, Business Development	$180,765
Timothy Williams	Senior Vice President, General Counsel and Secretary	$177,520

(1)	Mr. Kelly has resigned as the Company’s Executive Vice President, Chief Financial Officer and Treasurer effective as of March 15, 2020.
(2)	Mr. Reverberi has resigned as the Company’s Senior Vice President, Chief Commercial Officer effective as of March 16, 2020.

The Compensation Committee approved 2020 annual base salaries and 2020 bonus target amounts for the twelve-month period ending December 31, 2020, in the amounts set forth opposite the names of the executive officers listed below.

Name	Position	2020 Base Salary	2020 Target Bonus
Mihael Polymeropoulos, M.D.	President and Chief Executive Officer	$746,235	80%
James P. Kelly(1)	Executive Vice President, Chief Financial Officer and Treasurer	(1)	(1)
Gian Piero Reverberi(2)	Senior Vice President, Chief Commercial Officer	(2)	(2)
Gunther Birznieks	Senior Vice President, Business Development	$421,000	40%
Timothy Williams	Senior Vice President, General Counsel and Secretary	$400,000	40%

(1)	Mr. Kelly has resigned as the Company’s Executive Vice President, Chief Financial Officer and Treasurer effective as of March 15, 2020.
(2)	Mr. Reverberi has resigned as the Company’s Senior Vice President, Chief Commercial Officer effective as of March 16, 2020.

In addition, the Compensation Committee granted (i) options to purchase shares of the Company’s common stock at an exercise price equal to $11.32 per share, the closing price of the Company’s common stock on The Nasdaq Global Market on February 26, 2020 and (ii) restricted stock unit (“RSU”) awards under the Company’s Amended and Restated 2016 Equity Incentive Plan to its named executive officers in the amounts set forth opposite the names of the executive officers listed below. The options vest with respect to 25% of the underlying shares on February 26, 2021, with the balance vesting in equal monthly installments over the next 36 months of continuous service thereafter. The RSUs for all named executive officers will vest in four equal annual installments beginning on March 1, 2021.

Name	Position	Number of Shares Underlying Option Grant	Number of Shares Underlying RSU Award
Mihael Polymeropoulos, M.D.	President and Chief Executive Officer	140,000	60,000
James P. Kelly(1)	Executive Vice President, Chief Financial Officer and Treasurer	(1)	(1)
Gian Piero Reverberi(2)	Senior Vice President, Chief Commercial Officer	(2)	(2)
Gunther Birznieks	Senior Vice President, Business Development	70,000	30,000
Timothy Williams	Senior Vice President, General Counsel and Secretary	70,000	30,000

(1)	Mr. Kelly has resigned as the Company’s Executive Vice President, Chief Financial Officer and Treasurer effective as of March 15, 2020.
(2)	Mr. Reverberi has resigned as the Company’s Senior Vice President, Chief Commercial Officer effective as of March 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2020	VANDA PHARMACEUTICALS INC.

	By:	/s/ Timothy Williams
	Name:	Timothy Williams
	Title:	Senior Vice President, General Counsel and Secretary